CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of
Additional   Information  and  to  the   incorporation   by  reference  in  this
Post-Effective  Amendment No. 5 to the Registration Statement on Form N-1A
(Nos. 333-36019/811-08365) of Evergreen Select Fixed Income Trust (Evergreen Select International Bond Fund) of our report dated August 25, 1998 on the CoreFunds, Inc. Global Bond Fund.


                                                  /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
January 27, 1999